SCHEDULE II
                         INFORMATION WITH RESPECT TO
               TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                 SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-SEQUA CORP - CLASS B

GIL II, LTD.
                    11/15/95              100            36.0000

GABELLI FUNDS, INC.
          THE GABELLI EQUITY TRUST,INC.
                    11/20/95            3,000            37.1000
                    10/30/95            3,000            31.9583

          THE GABELLI ASSET FUND
                    10/02/95              200            32.5000

GAMCO INVESTORS, INC.
                    11/20/95            1,700            36.0000
                    11/20/95              500            36.5000
                    11/20/95            1,500            37.5000
                    11/17/95              500-           38.0000
                    11/17/95              600            38.5000
                    11/16/95            2,400            37.5000
                    11/15/95            3,000            35.2500
                    11/15/95            1,000            36.6250
                    11/15/95            2,600            37.5000
                    10/26/95            1,500            31.6250
                    10/19/95            2,500-             *DO
                    10/13/95            1,400-             *DO









(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.




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